Exhibit 99.1

Orbsat Corp Announces Pricing of Upsized $14.4 Million Underwritten Public Offering and Uplisting to Nasdaq

AVENTURA, FL – May 28, 2021 – Orbsat Corp (OTCQB: OSAT) (“Orbsat” or the “Company”), a global provider of communication solutions for connectivity to the world through next-generation satellite technology, today announced the pricing of its upsized underwritten public offering of 2,880,000 units at a price to the public of $5.00 per unit Each unit to be issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $5.00. The common stock and warrants are expected to begin trading on the Nasdaq Capital Market, on May 28, 2021, under the symbols “OSAT” and “OSATW,” respectively. Orbsat expects to receive gross proceeds of $14.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In connection with the offering, the Company has effectuated a reverse split of its issued and outstanding common stock at a ratio of 1-for-5. The share numbers and pricing information in this release are adjusted to give effect to the reverse stock split.

The Company has granted the underwriter a 45-day option to purchase an additional 432,000 shares of common stock and/or warrants to purchase up to an aggregate of 432,000 shares of common stock, in any combination thereof, at the public offering price per security, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on June 2, 2021, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The Company intends to use the net proceeds from the offering primarily for investments in inventory, to fund research and development, to expand its Government Division, to support marketing and sales, and to provide working capital and for general corporate purposes.

The offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-253027), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745. Before investing in this offering, interested parties should read the prospectus, which provides more information about the Company and such offering, in its entirety.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Orbsat Corp

Orbsat provides services and solutions to fulfill the rapidly growing global demand for satellite-based voice, high-speed data, tracking and IoT connectivity services. Building upon its long-term experience providing government, commercial, military and individual consumers with Mobile Satellite Services, Orbsat is positioned to capitalize on the significant opportunities being created by global investments in new and upgraded satellite networks. Orbsat’s US and European based subsidiaries, Orbital Satcom and Global Telesat Communications, have provided global satellite connectivity solutions to more than 50,000 customers located in over 165 countries across the world.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional storefronts in various geographic locations, its ability to grow and expand as intended, the Company’s expectations of worldwide growth and public infrastructure spending, ability to raise additional capital to finance the Company’s operations, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, the Company’s ability to capitalize on its partnerships as well as other similar arrangements, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for Orbsat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net